Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 27, 2011, relating to the consolidated financial statements of Cryoport, Inc. as of March 31, 2011 and 2010 and for the years then ended, appearing in the Prospectus, which is part of this registration statement.

We also consent to the use of our name under the caption “Experts”.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

April 27, 2012